UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT


                PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported)
                                  April 3, 2001



                         HUGHES ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)



                         Commission file number 0-26035

         STATE OF DELAWARE                                      52-1106564
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)


                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                    (Address of principal executive offices)

                                 (310) 662-9688
              (Registrant's telephone number, including area code)

                         HUGHES ELECTRONICS CORPORATION

Item 2.  Acquisition or Disposition of Assets.

   On April 3, 2001, Hughes Electronics Corporation ("Hughes"), a wholly owned subsidiary of General Motors Corporation, acquired nationwide residential Digital Subscriber Line ("DSL") service provider Telocity Delaware, Inc. ("Telocity") through the completion of a tender offer and merger. These transactions were pursuant to the Agreement and Plan of Merger dated December 21, 2000 between Hughes, Telocity, and DIRECTV Broadband, Inc., a wholly owned subsidiary of Hughes. DIRECTV Broadband, Inc. paid $2.15 in cash for each of the approximately 77.8 million tendered shares. The remaining approximately 4.9 million issued and outstanding shares of Telocity were converted into the right to receive $2.15 per share in cash as a result of the merger (subject to certain shareholders' appraisal rights under Delaware law).
   The purchase price consisted of approximately $177.8 million in cash, and an additional $20 million of interim financing provided by Hughes. The parties determined the purchase price through arms-length negotiations. There was no material relationship between Telocity or the Telocity shareholders, on one hand, and Hughes or any of its directors, officers, or affiliates (or any of the affiliates or associates of any of Hughes directors or officers), on the other hand.
   DIRECTV Broadband, Inc. will operate the Telocity DSL service, and plans to integrate it with Hughes' DIRECTV digital multi-channel entertainment service to create a "whole house" entertainment and information solution to complement Hughes' existing DIRECTV/DirecPC satellite based broadband offering.
   See Item 7 for the pro forma effect of this acquisition on Hughes' consolidated financial statements. This Report may contain certain statements that Hughes believes are, or may be considered to be, "forward-looking statements," within the meaning of various provisions of the Securities Act of 1933, as amended and of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on Hughes' current expectations and are subject to a number of risks and uncertainties, many of which are beyond Hughes' control. Actual results could differ materially from those anticipated by these forward-looking statements as a result of factors described in Hughes' reports filed with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 6, 2001, its Current Reports on Form 8-K filed through the date of this report and as a result of other factors.

                         HUGHES ELECTRONICS CORPORATION

Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

   Telocity's audited consolidated financial statements for the year ended December 31, 2000 are incorporated herein by reference to Telocity's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001.

(b)   Pro Forma Financial Information.

   Unaudited Pro Forma Condensed Combined Financial Statements:
    Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2000 Unaudited Pro Forma Condensed Combined Statement of Continuing Operations
      for the Year Ended December 31, 2000
    Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         HUGHES ELECTRONICS CORPORATION

                          Unaudited Pro Forma Condensed
                          Combined Financial Statements

   The following unaudited pro forma condensed combined financial statements have been derived from the audited historical consolidated financial statements of each of Hughes and Telocity to give effect to Hughes' acquisition of Telocity.
   The unaudited pro forma condensed combined statement of continuing operations reflects adjustments as if the acquisition had taken place on January 1, 2000. The unaudited pro forma condensed combined balance sheet reflects adjustments as if the acquisition had occurred on December 31, 2000. The pro forma adjustments described in the accompanying notes are based on various assumptions that Hughes management believes are reasonable in the circumstances. The adjustments do not reflect an allocation of purchase price to the relative fair value of net assets acquired. Such allocation will be completed during the next few months pending the results of an independent appraisal and management analysis of the Telocity net assets acquired. The purchase price presented here does not include expenses associated with the transaction.
   The unaudited pro forma condensed combined statement of continuing operations does not give effect to any cost savings that may be realized from the acquisition, which savings relate primarily to the reduction of duplicative operating, general and administrative expenses.
   The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of Hughes included in its Annual Report on Form 10-K for the year ended December 31, 2000 and the audited consolidated financial statements of Telocity included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 6, 2001 and April 2, 2001, respectively.


                         HUGHES ELECTRONICS CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF CONTINUING OPERATIONS
                      For the Year Ended December 31, 2000

                                           Historical  Historical   Pro Forma     Pro Forma
                                             Hughes    Telocity    Adjustments    Combined
                                             ------    --------    -----------    --------
                                                          (Dollars in Millions)
   Revenues
      Direct broadcast, leasing and
         other services                    $6,262.2      $9.4                     $6,271.6
      Product sales                         1,025.4                                1,025.4
                                          ------------------------------------------------
         Total Revenues                     7,287.6       9.4                      7,297.0
                                          ------------------------------------------------
   Operating Costs and Expenses
      Broadcast programming and other
         costs                              2,812.8                                2,812.8
      Cost of products sold                   815.1      29.1         $18.1  (a)     862.3
      Selling, general and
         administrative expenses            3,065.7     140.9         (18.1) (a)   3,188.5
      Depreciation and amortization           948.1      15.6          17.8  (b)     981.5
                                          ------------------------------------------------
         Total Operating Costs and
           Expenses                         7,641.7     185.6          17.8        7,845.1
                                          ------------------------------------------------
   Operating Loss                            (354.1)   (176.2)        (17.8)        (548.1)
   Interest income                             49.3       5.7          (3.1) (c)      51.9
   Interest expense                          (218.2)     (2.9)        (11.9) (d)    (233.0)
   Other, net                                (292.6)                                (292.6)
                                          ------------------------------------------------
   Loss From Continuing Operations
      Before Income Taxes and
      Minority Interests                     (815.6)   (173.4)        (32.8)      (1,021.8)
   Income tax benefit                        (406.1)                  (69.5) (e)    (475.6)
   Minority interests in net losses of
      subsidiaries                             54.1                                   54.1
                                          ------------------------------------------------
   Loss from continuing operations          $(355.4)  $(173.4)        $36.7        $(492.1)
                                          ================================================

      The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.



                         HUGHES ELECTRONICS CORPORATION

                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                             As of December 31, 2000

                                           Historical  Historical   Pro Forma     Pro Forma
                                             Hughes    Telocity    Adjustments    Combined
                                             ------    --------    -----------    --------
  ASSETS                                                 (Dollars in Millions)
  Current Assets
     Cash and cash equivalents             $1,508.1     $38.4       $(197.8) (f)  $1,348.7
     Accounts and notes receivable          1,253.0       0.5                      1,253.5
     Contracts in process                     186.0                                  186.0
     Inventories                              338.0                                  338.0
     Deferred income taxes                     89.9                                   89.9
     Prepaid expenses and other               778.7      11.8                        790.5
                                         -------------------------------------------------
       Total Current Assets                 4,153.7      50.7        (197.8)       4,006.6
  Satellites, net                           4,230.0                                4,230.0
  Property, net                             1,707.8      45.3                      1,753.1
  Net Investment in Sales-type Leases         221.1                                  221.1
  Intangible Assets, net                    7,151.3       0.3                      7,151.6
  Excess of purchase price over book
  value of net assets acquired                                        124.8  (f)     124.8
  Investments and Other Assets              1,815.4      36.0                      1,851.4
                                         -------------------------------------------------
  Total Assets                            $19,279.3    $132.3        $(73.0)     $19,338.6
                                         =================================================
  LIABILITIES AND STOCKHOLDER'S EQUITY
  Current Liabilities
     Accounts payable                      $1,224.2     $23.8                     $1,248.0
     Deferred revenues                        137.6       1.0                        138.6
     Short-term borrowings and current
         portion of long-term Debt             24.6                                   24.6
     Accrued liabilities and other          1,304.5      27.4                      1,331.9
                                         -------------------------------------------------
        Total Current Liabilities           2,690.9      52.2                      2,743.1
  Long-Term Debt                            1,292.0       7.1                      1,299.1
  Other Liabilities and Deferred Credits    1,647.3                                1,647.3
  Deferred Income Taxes                       769.3                                  769.3
  Minority Interests                          553.7                                  553.7
  Stockholder's Equity                     12,326.1      73.0         (73.0) (f)  12,326.1
                                         -------------------------------------------------
  Total Liabilities and Stockholder's
      Equity                              $19,279.3    $132.3        $(73.0)     $19,338.6
                                         =================================================

     The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.


                         HUGHES ELECTRONICS CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

Basis of Presentation

   The accompanying unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of each of Hughes and Telocity to give effect to Hughes' acquisition of Telocity.
   The unaudited pro forma condensed combined statement of continuing operations reflects adjustments as if the acquisition had taken place on January 1, 2000. The unaudited pro forma condensed combined balance sheet reflects adjustments as if the acquisition had occurred on December 31, 2000. The pro forma adjustments described in the accompanying notes are based on preliminary estimates and various assumptions that Hughes management believes are reasonable in the circumstances.
   The pro forma adjustments reflected in the unaudited condensed combined financial statements were prepared using the purchase method of accounting. The allocation of purchase price to net assets acquired will be made pending the completion of an independent appraisal currently in process. Also, management is currently performing an analysis to determine whether or not to make an election under Internal Revenue Code Section 338(g) to treat this as an asset acquisition for income tax purposes. The unaudited pro forma condensed combined financial statements assume that management will make this election. In the event this election is not made, Hughes will record a deferred tax asset related to Telocity's historical net operating losses, and goodwill amortization will not be deductible for income tax purposes. The purchase price allocation will be completed pending the appraisal and analysis that are expected to be completed by December 31, 2001.
   The unaudited condensed combined financial statements do not purport to present the financial position or results of operations of Hughes had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed combined statement of continuing operations does not give effect to any cost savings that may be realized from the acquisition, which savings relate primarily to the reduction of duplicative operating, general and administrative expenses.
   The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of Hughes included in its Annual Report on Form 10-K for the year ended December 31, 2000 and the audited consolidated financial statements of Telocity included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 6, 2001 and April 2, 2001, respectively, and Current Reports on Form 8-K filed by Hughes and Telocity through the date of this report.
   Certain historical Telocity amounts have been combined to conform to the Hughes presentation.

Pro Forma Adjustments

   The following adjustments, which are set forth in millions, give pro forma effect to the Telocity acquisition:

a. To reclassify certain amounts in the historical financial statements of Telocity to conform to the Hughes presentation.

b. Hughes has not as yet completed an analysis of the relative fair market value of the net assets acquired from Telocity in order to determine a preliminary allocation of the purchase price. Accordingly, the excess of the purchase price over the book value of net assets acquired has been presented as a single caption in the accompanying unaudited pro forma condensed combined balance sheet. For purposes of the accompanying unaudited condensed combined statement of continuing operations, such excess is being amortized using an estimated weighted-average composite life of seven years.

c. To reduce interest income on cash required for the Telocity acquisition assuming Hughes' historical interest income rate of 6.7% for the period beginning October 7, 2000 and ending December 31, 2000, during which time Hughes had available cash balances.

d. To increase interest expense on borrowings required for the Telocity acquisition assuming Hughes' historical interest expense rate of 7.84% for the period beginning January 1, 2000 and ending October 6, 2000, during which time Hughes would have required additional borrowings.

e. Income taxes associated with the pro forma adjustments discussed above have been calculated at an assumed combined federal and state rate of 40%. This assumes that Hughes will make an election which will allow Hughes to deduct goodwill for income tax purposes, however an analysis is currently in process to determine whether to make this election.

      The unaudited pro forma condensed combined statement of continuing operations have also been adjusted to recognize a tax benefit for federal and state income taxes of $56.4 million for Telocity's historical losses from continuing operations for the year ended December 31, 2000. This adjustment recognizes that, if the Telocity acquisition had taken place on January 1, 2000, the tax benefit of Telocity's losses would have been realized in the consolidated federal tax return of General Motors Corporation.

f. To record the consideration paid for the acquisition. These unaudited pro forma condensed combined financial statements reflect the actual consideration paid to holders of Telocity common stock of $2.15 per share, as well as a $20 million interim financing loan provided to Telocity pursuant to the Agreement and Plan of Merger dated December 21, 2000.

      For purposes of these unaudited pro forma condensed combined financial statements, the excess of purchase price over the book value of net assets acquired has been estimated as follows (in millions, except per share amounts):

            Outstanding Shares of Telocity Common Stock            82.7
            Cash paid per share                                    $2.15
                                                               ---------
            Cash consideration to shareholders                    177.8
            Interim financing provided to Telocity                 20.0
                                                               ---------
                Purchase price                                    197.8
            Less:  Telocity  net book  value at
              December  31, 2000                                   73.0
                                                               ---------
            Excess of  purchase  price  over book value of
            net assets acquired                                  $124.8
                                                               =========




                                     ******

                         HUGHES ELECTRONICS CORPORATION


(c)   Exhibits.


Exhibit                                                                   Page
Number                        Description                                Number
------                        -----------                                ------

2.1* Agreement and Plan of Merger among Hughes Electronics Corporation, DIRECTV Broadband, Inc. and Telocity Delaware, Inc., dated as of December 21, 2000 (incorporated by reference to Exhibit 99 (d) (1) to the Tender Offer on Schedule TO of Hughes Electronics Corporation, filed February 1, 2001).

23.1**  Consent of Independent Accountants.                               11

99.1**  Press Release dated April 3, 2001.                                12

99.2*   Telocity Delaware, Inc. Consolidated Financial Statements
        (incorporated by reference to Telocity's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001).

-----------
*     Incorporated by reference.
**    Filed herewith.

                         HUGHES ELECTRONICS CORPORATION


                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HUGHES ELECTRONICS CORPORATION
                                       ------------------------------
                                              (Registrant)



                                       By
Date April 18, 2001                    /s/Roxanne S. Austin
-------------------                    ------------------------------
                                       (Roxanne S. Austin,
                                        Chief Financial Officer)